Exhibit (h)(6)

AMENDMENT TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the ADMINISTRATIVE AGENCY AGREEMENT, dated April 28, 2020 (the “Agreement”), is made and effective as of December 15, 2022, by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), and PARNASSUS INVESTMENTS, LLC (the “Advisor”), a Delaware limited liability company and the successor-in-interest to Parnassus Investments, a California corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, the Administrator performs certain services for the series of the Trust (collectively, the “Portfolios”); and

WHEREAS, the parties agree to amend Appendix A to the Agreement, which lists the Portfolios covered by the Agreement, to add a new series, the Parnassus Growth Equity Fund.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Appendix A. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.	Representations and Warranties. Each party represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below on the day and year first above written.

BROWN BROTHERS HARRIMAN & CO.		PARNASSUS INVESTMENTS, LLC

By:	/s/ Shawn McNinch	By:	/s/ Marc C. Mahon
Name: Shawn McNinch		Name: Marc C. Mahon
Title: Managing Director		Title: Executive Vice President & Chief Operating Officer

Signature Page

APPENDIX A

TO

ADMINISTRATIVE AGENCY AGREEMENT

Dated as of December 15, 2022

The following is a list of Portfolios for which the Administrator shall serve under an Administrative Agency Agreement:

PARNASSUS FUNDS

Parnassus Growth Equity Fund – Investor Shares

Parnassus Growth Equity Fund – Institutional Shares

Parnassus Mid Cap Growth Fund – Investor Shares

Parnassus Mid Cap Growth Fund – Institutional Shares

Parnassus Mid Cap Fund – Investor Shares

Parnassus Mid Cap Fund – Institutional Shares

Parnassus Endeavor Fund* – Investor Shares

Parnassus Endeavor Fund* – Institutional Shares

*	To be renamed Parnassus Value Equity Fund effective as of December 30, 2022.

PARNASSUS INCOME FUNDS

Parnassus Core Equity Fund – Investor Shares

Parnassus Core Equity Fund – Institutional Shares

Parnassus Fixed Income Fund – Investor Shares

Parnassus Fixed Income Fund – Institutional Shares

PARNASSUS INVESTMENTS

By:	/s/ Marc C. Mahon
Name: Marc C. Mahon
Title: Executive Vice President & Chief Operating Officer
Date: December 15, 2022

Appendix A